EXHIBIT 5.1


November 15, 2001
                                            WRITER'S DIRECT LINE: (480) 792-7381
                                       WRITER'S DIRECT FACSIMILE: (480) 792-4112




Microchip Technology Incorporated
2355 West Chandler Boulevard
Chandler, AZ  85224

Re: Registration Statement on Form S-8 For Issuance of Common Stock
    Under the Microchip Technology Incorporated
    2001 Employee Stock Purchase Plan (the "Plan")

Gentlemen:

I refer you to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,300,000 shares of Common Stock under the Plan. I advise you that, in my opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully-paid and non-assessable shares of the Company's Common Stock, par value $.001 per share.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely yours,

/s/ Mary K. Simmons

Mary K. Simmons
Vice President, General Counsel
Microchip Technology Incorporated